Exhibit e.2.a

100 Pearl Sutreet	800.248.7971	VIRTUS.COM
Hartford, CT 06103

Virtus Mutual Funds Sales Agreement
Amended Annex A November 2018
VP Distributors, LLC

Virtus Mutual Funds and Available Share Classes

ALTERNATIVES		EQUITY
Virtus Aviva Multi-Strategy Target Return Fund	A C I R6	Virtus Ceredex Large-Cap Value Equity Fund	A C I R6
Virtus Duff & Phelps Global Infrastructure Fund	A C I R6	Virtus Ceredex Mid-Cap Value Equity Fund	A C I R6
Virtus Duff & Phelps Global Real Estate Securities Fund	A C I R6	Virtus Ceredex Small-Cap Value Equity Fund*	A C I
Virtus Duff & Phelps International Real Estate Sec Fund	A C I	Virtus Horizon Wealth Masters Fund	A C I
Virtus Duff & Phelps Real Estate Securities Fund	A C I R6	Virtus KAR Capital Growth Fund	A C I R6
Virtus Duff & Phelps Select MLP and Energy Fund	A C I	Virtus KAR Mid-Cap Core Fund	A C I R6
Virtus Rampart Alternatives Diversifier Fund	A C I	Virtus KAR Mid-Cap Growth Fund	A C I R6
		Virtus KAR Small-Cap Core Fund *	A C I R6
ASSET ALLOCATION		Virtus KAR Small-Cap Growth Fund *	A C I R6
Virtus Herzfeld Fund	A C I	Virtus KAR Small-Cap Value Fund	A C I R6
Virtus Rampart Multi-Asset Trend Fund	A C I	Virtus KAR Small-Mid Cap Core Fund	A C I R6
Virtus Strategic Allocation Fund	A C	Virtus Rampart Enhanced Core Equity Fund	A C I R6
Virtus Tactical Allocation Fund	A C	Virtus Rampart Equity Trend Fund	A C I R6
		Virtus Rampart Sector Trend Fund	A C I
		Virtus Silvant Large-Cap Growth Stock Fund	A C I R6
		Virtus Silvant Small-Cap Growth Stock Fund	A C I
		Virtus Zevenbergen Innovative Growth Stock Fund	A I

*The Virtus Ceredex Small-Cap Value Equity Fund, Virtus Small-Cap Core Fund and the Virtus KAR Small-Cap Growth Fund will no longer be available for purchases to new investors. The fund(s) will continue to be available for purchases by existing investors. See our prospectus and SAI for possible exceptions and additional information.

Applicable waivers of Class A sales charges and Class A & C contingent deferred sales charges are described in the prospectus.

(Continued on next page)

VP Distributors, LLC 100 Pearl Street, Hartford, CT 06103

Marketing: (800) 243-4361	Customer Service: (800) 243-1574	www.Virtus.com

100 Pearl Street	800.248.7971	VIRTUS.COM
Hartford, CT 06103

Virtus Mutual Funds Sales Agreement
Amended Annex A November 2018
VP Distributors, LLC

Virtus Mutual Funds and Available Share Classes

FIXED INCOME		INTERNATIONAL/GLOBAL
Virtus Newfleet Bond Fund	A C I R6	Virtus KAR Emerging Markets Small-Cap Fund	A C I
Virtus Newfleet CA Tax-Exempt Bond Fund	A I	Virtus KAR Global Quality Dividend Fund	A C I
Virtus Newfleet Credit Opportunities Fund	A C I R6	Virtus KAR International Small-Cap Fund	A C I R6
Virtus Newfleet High Yield Fund	A C I R6	Virtus Vontobel Emerging Markets Opportunities Fund	A C I R6
Virtus Newfleet Low Duration Income Fund	A C I	Virtus Vontobel Foreign Opportunities Fund	A C I R6
Virtus Newfleet Multi-Sector Intermediate Bond Fund	A C I R6	Virtus Vontobel Global Opportunities Fund	A C I R6
Virtus Newfleet Multi-Sector Short Term Bond Fund	A C C1 I R6	Virtus Vontobel Greater European Opportunities Fund	A C I
Virtus Newfleet Senior Floating Rate Fund	A C I R6	Virtus WCM International Equity Fund	A I R6
Virtus Newfleet Tax-Exempt Bond Fund	A C I
Virtus Seix Core Bond Fund	A I R R6
Virtus Seix Corporate Bond Fund	A C I
Virtus Seix Floating Rate High Income Fund	A C I R6	TARGET DATE
Virtus Seix Georgia Tax-Exempt Bond Fund	A I	Virtus DFA 2025 Target Date Retirement Income Fund	A I R6
Virtus Seix High Grade Municipal Bond Fund	A I	Virtus DFA 2055 Target Date Retirement Income Fund	A I R6
Virtus Seix High Income Fund	A I R R6
Virtus Seix High Yield Fund	A I R R6
Virtus Seix Investment Grade Tax-Exempt Bond Fund	A I
Virtus Seix North Carolina Tax-Exempt Bond Fund	A I
Virtus Seix Short-Term Bond Fund	A C I
Virtus Seix Short-Term Municipal Bond Fund	A I
Virtus Seix Total Return Bond Fund	A I R R6
Virtus Seix U.S. Govt Securities Ultra-Short Bond Fund	A I R6
Virtus Seix U.S. Mortgage Fund	A C I
Virtus Seix Ultra-Short Bond Fund	A I
Virtus Seix Virginia Intermediate Municipal Bond Fund	A I

Applicable waivers of Class A sales charges and Class A & C contingent deferred sales charges are described in the prospectus.

VP Distributors, LLC 100 Pearl Street, Hartford, CT 06103

Marketing: (800) 243-4361	Customer Service: (800) 243-1574	www.Virtus.com

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Class	A Shares

Seix U.S. Government Securities Ultra-Short Bond and Seix Ultra-Short Bond Funds – There is no Sales Charges on purchases made directly into these funds. A Sales Charge may be applicable upon the exchange of direct purchases into another Class A Share.

Equity, Asset Allocation, International/Global, Alternative, Target Date Retirement Income Funds

Amount of		Dealer Discount
Transaction	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price

Less than $50,000	5.75%	5.00%
$50,000 but under $100,000	4.75	4.25
$100,000 but under $250,000	3.75	3.25
$250,000 but under $500,000	2.75	2.25
$500,000 but under $1,000,000	2.00	1.75
$1,000,000 or more	None	None

Newfleet Bond, Newfleet Credit Opportunities, Newfleet High Yield, Newfleet Multi-Sector Intermediate Bond,

Seix High Income, Seix Core Bond, Seix Corporate Bond, Seix Total Return Bond, Seix High Yield Funds

Amount of		Dealer Discount
Transaction	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price

Less than $50,000	3.75%	3.25%
$50,000 but under $100,000	3.50	3.00
$100,000 but under $250,000	3.25	2.75
$250,000 but under $500,000	2.25	2.00
$500,000 but under $1,000,000	1.75	1.50
$1,000,000 or more	None	None

Newfleet Tax-Exempt Bond, Newfleet CA Tax-Exempt Bond, Newfleet Senior Floating Rate, Seix Georgia Tax-Exempt Bond,

Seix High Grade Municipal Bond, Seix Investment Grade Tax-Exempt Bond, Seix North Carolina Tax-Exempt Bond,

Seix Floating Rate High Income, Seix Virginia Intermediate Municipal Bond Funds

Amount of		Dealer Discount
Transaction	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price

Less than $50,000	2.75%	2.25%
$50,000 but under $100,000	2.25	2.00
$100,000 but under $250,000	1.75	1.50
$250,000 but under $500,000	1.25	1.00
$500,000 but under $1,000,000	1.00	1.00
$1,000,000 or more	None	None

Newfleet Multi-Sector Short Term Bond, Newfleet Low Duration Income, Seix Short-Term Bond Fund, Seix Short-Term
Municipal Bond, Seix U.S Mortgage Bond Funds

Amount of	Dealer Discount
Transaction	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price

Less $100,000	2.25%	2.00%
$100,000 but under $250,000	1.75	1.50
$250,000 or more	None	None

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Class A Shares continued

12b-1 Fees: 0.15% - Virtus Seix Georgia Tax-Exempt Bond, Virtus Seix High Grade Municipal Bond, Virtus Seix North Carolina Tax-Exempt Bond, Virtus Seix Short-Term Municipal Bond and Virtus Seix Virginia Intermediate Municipal Bond Funds Only - For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VP Distributors, LLC (“VPD”) or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.15% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

12b-1 Fees: 0.20% - Virtus Seix U.S. Mortgage and Virtus Seix Short-Term Bond Funds Only - For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.20% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

12b-1 Fees: 0.25% - All other Class A Funds- For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Finder’s Fee and CDSC Applicable to Virtus Sector Trend and Fixed Income Funds (excluding Virtus Newfleet Multi-Sector Short Term Bond Fund, Virtus Newfleet Low Duration Income Fund, Virtus Seix U.S Mortgage Fund, Virtus Seix Short-Term Bond Fund, Virtus Seix Short-Term Municipal Bond Fund, Seix U.S. Government Securities Ultra-Short Bond Fund and Seix Ultra-Short Bond Fund): VPD may pay broker-dealers a Finder’s Fee in an amount equal to 0.50% of eligible Class A Share purchases from $1,000,000 to $3,000,000 and 0.25% on amounts greater than $3,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 0.50% may apply on certain redemptions made within 18 months following purchases of Class A shares on which a Finder’s Fee has been paid to a dealer. The 18 month period begins on the last day of the month preceding the month in which the purchase was made.

Finder’s Fee and CDSC Applicable to Virtus Newfleet Multi-Sector Short Term Bond Fund, Virtus Newfleet Low Duration Income Fund, Virtus Seix U.S Mortgage Fund, Virtus Seix Short-Term Bond Fund and Virtus Seix Short-Term Municipal Bond Fund: VPD may pay broker-dealers a Finder’s Fee in an amount equal to 0.50% of eligible Class A Share purchases from $250,000 to $3,000,000 and 0.25% on amounts greater than $3,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 0.50% may apply on certain redemptions made within 12 months following purchases of Class A shares on which a Finder’s Fee has been paid to a dealer. The 12 month period begins on the last day of the month preceding the month in which the purchase was made.

Finder’s Fee and CDSC Applicable to Equity, Asset Allocation, International/Global, Alternative and Target Date Retirement Income Funds Class A Shares: (excluding Virtus Sector Trend Fund) VPD may pay broker-dealers a Finder’s Fee in an amount equal to 1.00% of eligible Class A Share purchases from $1,000,000 to $3,000,000, 0.50% on amounts of $3,000,001 to $10,000,000 and 0.25% on amounts greater than $10,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 1% may apply on certain redemptions made within 18 months following purchases of Class A shares on which a Finder’s Fee has been paid to a dealer. The 18 month period begins on the last day of the month preceding the month in which the purchase was made.

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Class C Shares

Sales Commission:	1% for all Class C Funds except Virtus Newfleet Multi-Sector Short Term Bond Fund
0% for Virtus Newfleet Multi-Sector Short Term Bond Fund
When original purchases of the Virtus Newfleet Multi-Sector Short Term Bond Fund Class C are exchanged to other Class C or C1 shares, the dealer will receive a 1% sales commission.

CDSC: 1% for all Class C Funds, except Virtus Newfleet Multi-Sector Short Term Bond Fund (no CDSC). Dealers maintaining omnibus accounts, upon redemption of a customer account within the time frames specified below, shall charge such customer account the appropriate contingent deferred sales charge as indicated and shall forward the proceeds to VPD. The CDSC on applicable Class C shares is 1% for one year from each purchase.

Distribution Fee: 0.25% - 0.75% VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually for Virtus Newfleet Multi-Sector Short Term Bond Fund, and 0.75% annually for all other Class C Funds, based on the average daily net asset value of Class C shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C Trail Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Trail Fee for the Virtus Newfleet Multi-Sector Short Term Bond Fund. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Service Fee: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C Service Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Service Fee for the Virtus Newfleet Multi-Sector Short Term Bond Fund. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Class C1 Shares – Virtus Newfleet Multi-Sector Short Term Bond Fund only

Dealer Concession: 1%

CDSC: 1% for one year from the date of each purchase.

Service Fee: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C1 shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C1 Service Fee is paid beginning in the 13th month following each purchase. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Distribution Fee: 0.75% VPD intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.75% annually, based on the average daily net asset value of Class C1 shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C1 Distribution Fee is paid beginning in the 13th month following each purchase. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Class R Shares

Service Fees: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class R shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

Distribution Fee: 0.25% VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class R shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

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Class I Shares

There is no dealer compensation payable on Class I shares, and they do not pay any 12b-1 distribution or service fees.

Class R6 Shares

R6 Shares are available only to certain employer-sponsored retirement plans, including Section 401(k), 403(b) and 457, profit-sharing, money purchase pension and defined benefit plans and non-qualified deferred compensation plans, in each case provided that plan level or omnibus accounts are held on the books of the fund. Other institutional investors may be permitted to purchase Class R6 Shares subject to the fund’s determination of eligibility and may be subject to a $2,500,000 minimum initial investment requirement. No compensation, administrative payments, sub-transfer agency payments or service payments are paid to dealers or other entities from fund assets or VPD’s or an affiliate’s resources on sales of or investments in Class R6 Shares. Class R6 Shares do not carry sales commissions or pay Rule 12b-1 fees, or make payments to dealers or other entities to assist in, or in connection with, the sale of the fund’s shares.

Terms and Conditions for Service and Distribution Fees – All Share Classes

Applicable Service and Distribution Fees are paid pursuant to one or more distribution and/or service plans (“Plan”) adopted by certain of the Funds. Payment of these fees will automatically terminate in the event such Plan terminates or is not continued or in the event that this Agreement terminates, is assigned or ceases to remain in effect. VP Distributors shall be under no obligation to pay any fees hereunder to the extent such fees have not been paid to VP Distributors by the applicable Fund(s). In addition, these fees may be terminated at any time, without the payment of an penalty, by vote of a majority of the members of the Funds’ Board of Trustees who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of any Fund or Funds on not more than sixty days' written notice to any other party to the Agreement.

VPD 80A (November 2018 rev.)

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